UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 30, 2017
Date of Report (Date of earliest event reported)

Flex Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-36812	46-5087339
(State or other jurisdiction	h	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

800 Boylston Street, 24th Floor Boston, MA	02199
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 874-1821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2017, the Board of Directors (the “Board”) of Flex Pharma, Inc., a Delaware corporation (the “Company”), unanimously voted to increase the size of the Board to ten members and to elect Roger Tung to the Board, effective immediately. Dr. Tung was designated as a Class II member of the Board to serve until the 2020 annual meeting of the Company’s stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

There are no arrangements or understandings between Dr. Tung and any other person pursuant to which he was elected as a director.  Dr. Tung will be paid compensation in the same manner as the Company’s other non-employee directors. Information concerning the current cash and equity compensation of the Company’s directors is set forth in the Company’s 2017 Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2017.

In connection with his appointment to the Board, Dr. Tung has entered into the Company’s standard form of Indemnity Agreement, a copy of which was filed as Exhibit 10.1 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-201276) filed with the SEC on January 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flex Pharma, Inc.

Dated: November 2, 2017
	By:	/s/ Robert Hadfield
Robert Hadfield
General Counsel and Secretary